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Exhibit 99.1

For Release September 19, 2002—1:30 p.m. PDT

STERLING FINANCIAL CORPORATION
OF SPOKANE, WASHINGTON, TO ACQUIRE
EMPIRE FEDERAL BANCORP FOR $29.8 MILLION

        Spokane, Washington—September 19, 2002—Sterling Financial Corporation (NASDAQ: STSA) today announced the signing of a definitive agreement to acquire Empire Federal Bancorp, Inc. (NASDAQ: EFBC).

        Under the terms of the definitive agreement, each share of Empire common stock will be converted into shares of Sterling common stock at a price of $19.25 per share, subject to adjustment in certain circumstances. The exchange of shares is expected to be tax-free to the Empire shareholders. It is anticipated that the transaction will close in the first quarter of 2003, subject to regulatory approvals and the approval of the shareholders of Empire. The transaction is currently valued at approximately $29.8 million and has been unanimously approved by the boards of directors of both companies. This transaction is expected to be accretive to Sterling's earnings per share in 2003.

        Sterling's Chairman and Chief Executive Officer, Harold B. Gilkey, commented, "We are very pleased to welcome the employees, customers and investors of Empire into the Sterling family. This agreement allows us the opportunity to extend our Pacific Northwest community bank franchise into the attractive Montana markets and to increase lending opportunities while also keeping capital here in the Pacific Northwest. We believe the transaction will strengthen Sterling's capital base and is beneficial to the shareholders of both Sterling and Empire."

        According to Bill Ruegamer, President and CEO of Empire, "The merger with Sterling will provide a number of benefits to our existing customers, including an expanded product line which will continue to be delivered by our dedicated staff of local bankers. It will also allow us to serve a broader segment of the Montana market. Our shareholders are receiving a premium on their investment and a more liquid stock."

        According to Gilkey, "Sterling will continue local decision-making in Montana, which will allow us to continue to deliver on our promise to customers of prompt, professional responses to their banking needs and continue our history of community involvement in this extended Montana region. Sterling intends to form a Montana-area advisory board comprised of some of the current Empire board members and others to facilitate Sterling's further expansion into Montana."

        Commenting further, Mr. Gilkey, stated, "This transaction is a win-win for the shareholders of both companies. The access to capital and other resources gives Sterling the opportunity to continue its regional growth. Additionally, the transaction reflects Sterling's long-term strategy of concentrating on its core businesses, including our ability to diversify loan portfolio opportunities across the region. Sterling welcomes and looks forward to a long-term opportunity for achievement and success with the Empire team. This transaction will bring Sterling to a total of 82 branches in Washington, Oregon, Idaho and Montana."

        Sterling will host a conference call for investors, analysts and other interested parties on September 20, 2002 at 11:00 a.m. EDT.

Participants will include:

  •
  Harold Gilkey, Chairman and CEO of Sterling

  •
  Bill Ruegamer, President and CEO of Empire

  •
  Heidi Stanley, EVP—Corporate Administration of Sterling

  •
  Daniel Byrne, SVP and CFO of Sterling

        Investors, analysts and other interested parties may access the teleconference at 712-271-3411 and use the password "STERLING-EMPIRE." A replay will be available from approximately 11:00 a.m. PDT on September 24, 2002 until October 15, 2002 at 5:00 p.m. PDT. The replay number is 402-220-9676. In addition, Sterling has prepared an Investor Presentation to accompany the audio call. The presentation is available in PDF format via the Internet at www.sterlingsavingsbank.com. The Investor Relations site contains the investor presentation in PDF format, as well as the link to the audio webcast for the Friday morning conference call.

        Empire is being advised in this transaction by the investment bank of D.A. Davidson & Co. Sterling is being advised by Sandler O'Neill & Partners, L.P.

ABOUT STERLING

        Sterling of Spokane, Washington, is a unitary savings and loan holding company, which owns Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured stock savings association, which opened in April 1983. Sterling Savings Bank, based in Spokane, Washington, has branches throughout Washington, Idaho, Oregon and western Montana. Through Sterling's wholly owned subsidiaries Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho and western Montana. Sterling's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Saving's branch network.

ABOUT EMPIRE

        Empire Federal Bancorp, Inc. is the holding company for Empire Bank. The Bank is a community-oriented financial institution that has traditionally offered a variety of savings products to its retail customers, while concentrating its lending activities on the origination of loans secured by one- to four-family residential dwellings. The Bank considers Gallatin, Missoula, Park and Sweet Grass counties in south central Montana as its primary market area. Lending activities also have included the origination of multi-family, commercial, business, commercial real estate and home equity loans. The Bank's primary business has been that of a traditional financial institution, originating loans in its primary market area for its portfolio. In addition, it has maintained a significant portion of its assets in investment and mortgage-backed securities.

ADDITIONAL INFORMATION

        The proposed transaction will be submitted to Empire's shareholders for their consideration. Sterling and Empire will file a registration statement, a joint prospectus/proxy statement and other relevant documents concerning the proposed transaction with the SEC. Shareholders of Empire are urged to read the Prospectus/Proxy Statement when it becomes available and any other relevant documents filed with the SEC as well as any amendments or supplements to those documents, because they will contain important information. Shareholders may obtain a free copy of the prospectus/proxy statement and other documents containing information about Sterling and Empire when they become available on the SEC's Internet site at (http://www.sec.gov).

FORWARD-LOOKING STATEMENTS

        This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Sterling Financial Corporation ("Sterling") and Empire Federal Bancorp, Inc. ("Empire"), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling's and Empire's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and Empire and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

        The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and Empire may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Empire may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling's and Empire's markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and Empire's reports (such as Annual Reports on Form 10-K and 10-KSB, Quarterly Reports on Form 10-Q and 10-QSB and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov).

Media Contact:	Sterling Financial Corporation Heidi B. Stanley EVP, Corporate Administration 509-358-6160	Empire Federal Bancorp William Ruegamer President and CEO 406-222-1981
Investor Contacts:	Sterling Financial Corporation Heidi B. Stanley 509-358-6160	Empire Federal Bancorp William Ruegamer 406-222-1981
or	Daniel G. Byrne SVP, Chief Financial Officer 509-363-5731

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STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON, TO ACQUIRE EMPIRE FEDERAL BANCORP FOR $29.8 MILLION